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                                                                     Exhibit 1.2

                         CARRAMERICA REALTY CORPORATION
                            (a Maryland Corporation)

                          5.261% Senior Notes due 2007

                                 TERMS AGREEMENT

                                                        Dated: November 15, 2002


Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street, 8th Floor
Charlotte, North Carolina  28255

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Fleet Securities, Inc.
100 Federal Street
Boston, Massachusetts  12110

HSBC Securities (USA) Inc.
452 Fifth Avenue
Tower 10
New York, New York  10018

Wachovia Securities, Inc.
301 South College Street, DC-8
Charlotte, North Carolina  28288

Ladies and Gentlemen:

     CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), hereby confirms its agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., each as an agent of the Company (collectively, the "Placement Agents"), with respect to the issue and sale by the Company of, and the solicitation by the Placement Agents on behalf of the Company of offers to purchase, subject to the terms and conditions set forth or incorporated by reference herein, $50,000,000.00 aggregate principal amount of the Company's 5.261% Senior Notes due 2007 (the "Senior Notes") to Core Investment Grade Bond Trust I (the "Trust"). CarrAmerica Realty, L.P. (the "Guarantor") has agreed to guarantee the Senior Notes (the "Guarantees") as to payments of principal, premium, if any, and interest. With respect to the issuance and sale of the Senior Notes and the related Guarantees to the Placement Agents, the Guarantor agrees to be jointly and severally liable with the Company as to the Company's obligations contained in this Terms Agreement (other than the second, fourth and fifth paragraphs of this Terms Agreement) and in Sections 1, 3, 4, 5 and 6 of the Basic Provisions referred to below, as if the Guarantor were originally named as a party hereto and thereto.

                                       1

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     The Company hereby appoints the Placement Agents as its exclusive agents for the solicitation of offers to purchase the Senior Notes from the Company by the Trust, and each Placement Agent hereby accepts such appointment. The Company shall not appoint any other entity or person to act on its behalf, or to assist it, in the placement of the Senior Notes. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no Placement Agent shall be obligated, under any circumstance, to purchase Senior Notes from the Company, as principal or otherwise.

     Except as otherwise provided herein, all the provisions contained in the document attached as Schedule A hereto entitled "CarrAmerica Realty Corporation -- Common Stock, Preferred Stock, Common Stock Warrants, Debt Warrants, Depositary Shares and Debt Securities Underwriting Agreement" (the "Basic Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, that Sections 2 and 9 shall not apply and shall not be deemed to be a part of this Terms Agreement. Terms defined in the Basic Provisions are used herein as defined in the Basic Provisions, except that the terms "Underwriters" and "Representatives" in the Basic Provisions shall be deemed to refer to the Placement Agents, and the term "Underwritten Securities" in the Basic Provisions shall be deemed to refer to the Senior Notes and the Guarantees.

     On the basis of the representations and warranties set forth or incorporated by reference herein, but subject to the terms and conditions set forth or incorporated by reference herein, each Placement Agent, acting solely as an agent of the Company, will use its reasonable efforts to solicit offers from the Trust for the purchase of the aggregate principal amount of the Senior Notes from the Company specified opposite its name in Schedule B attached hereto. Each Placement Agent will communicate to the Company, orally, each offer for the purchase of Senior Notes it has solicited on an agency basis. In the event that a Placement Agent orally communicates to the Company that it has received an offer for the purchase of Senior Notes at a price at least equal to 100% of the principal amount thereof, then the Company shall accept such offer in whole, provided that the aggregate of all such offers does not exceed $50,000,000.00 aggregate principal amount of Senior Notes. If the Company shall default on its obligation to deliver Senior Notes to a purchaser whose offer has been solicited by a Placement Agent on an agency basis and accepted by the Company or fails to satisfy any condition to its issuance and sale of the Senior Notes hereunder, the Company shall (i) hold such Placement Agent harmless against any loss, claim or damage arising from, or as a result of, such default or failure and (ii) pay to such Placement Agent the commission to which it would otherwise be entitled absent such default or failure.

     The Company hereby agrees to pay to each Placement Agent a commission equal to 0.30% of the principal amount of each Note to be delivered to a purchaser whose offer has been solicited by such Placement Agent on an agency basis and has been accepted, or is required to be accepted in accordance with the terms hereof, by the Company. Such commission shall be payable, at the option of the applicable Placement Agent, either in the form of a discount from the price received from purchasers of Senior Notes or directly from the Company. Delivery of Senior Notes sold through a Placement Agent as an agent of the Company shall be made by the Company to such Placement Agent for the account of the purchaser thereof only against payment therefor in immediately available funds. In the event that the purchaser of Senior Notes fails to accept delivery of such Senior Notes or fails to make payment in full therefor on the Closing Time, the applicable Placement Agent shall promptly notify the Company and return such Senior Notes to the Company. If such Placement Agent has theretofore paid the Company for such Senior Notes, the Company shall promptly return the related funds to such Placement Agent and shall reimburse such Placement Agent on an equitable basis for its loss of the use of funds for the period such funds were credited to the Company's account.

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     The Company acknowledges that the placement of Senior Notes arranged by the
Placement Agents for the Company on an agency basis is being conducted by the Placement Agents in reliance upon the representations, warranties, covenants and agreements contained or incorporated by reference herein.

     The Senior Notes shall have the following terms:

Title:                                5.261% Senior Notes due 2007

Principal amount to be issued:        $50,000,000.00

Current ratings:                      Moody's Investors Service, Inc.: Baa2(-);
                                      Standard & Poor's Corporation: BBB; Fitch,
                                      Inc.: BBB.

Interest Rate:                        5.261% per annum

Interest Payment Date(s):             Each May 30 and November 30, commencing
                                      May 30, 2003.

Record Dates:                         The close of business on the 15/th/
                                      calendar day preceding the particular
                                      Interest Payment Date.

Maturity Date:                        November 30, 2007

Redemption provisions:                The Senior Notes may be redeemed at any
                                      time at the option of the Company, in
                                      whole or in part, at a redemption price
                                      equal to the sum of (i) the principal
                                      amount of the Senior Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole
                                      Amount, if any, with respect to those
                                      Senior Notes, as more fully described in the Prospectus Supplement relating to the Senior Notes dated November 15, 2002.

Sinking fund requirements:            None

Delayed Delivery Contracts:           Not authorized

Form: Global Note through the facilities of The Depository Trust Company (in the United States), for the accounts of its participants, including Clearstream
                                      Banking societe anonyme or Euroclear Bank
                                      S.A./N.V., as operator of the Euroclear
                                      System.

Listing:                              None

Closing Time and Location:            November 20, 2002, 10:00 a.m., New York
                                      City time, at the offices of Clifford
                                      Chance US LLP, 200 Park Avenue, New York,
                                      New York 10166.

Additional Covenants of the Company.

     The Company hereby authorizes and directs the Placement Agents to deliver a copy of the Prospectus to each purchaser of Pass-Through Certificates (the "Certificates") issued under the Trust Agreement, dated as of November 20, 2002 (the "Trust Agreement"), among Core Bond Products LLC, as depositor (the "Depositor"), Banc of America Securities LLC, as administrative agent, and The Bank of New York, as trustee (the "Certificates Trustee"). Furthermore, each of the Company and the Placement Agents (i) acknowledges that the Certificates Trustee has assigned to purchasers and subsequent holders of the Certificates its rights against the Company and such Placement Agent under U.S. federal and state securities laws with respect to its purchase of the Senior Notes and (ii) agrees not to contest the enforceability of such assignment.

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     In addition to the covenants of the Company set forth in the Basic
Provisions, the Company represents, covenants and agrees with the Placement Agents that notwithstanding anything contained in the Basic Provisions to the contrary, nothing expressed herein or in the Basic Provisions is intended or shall be construed to give any entity or other person any legal or equitable right, remedy or claim hereunder or in respect hereof or any provision herein or therein contained, other than the parties hereto and their respective successors and the controlling persons, officer and directors referred to in Section 6(e) of the Basic Provisions and their heirs and legal representatives; provided, however; that the Company covenants and agrees that Core Bond Products LLC, as depositor in respect of the Trust and The Bank of New York, as trustee (on behalf of holders and beneficial owners of Trust certificates) in respect of the Trust, are third party beneficiaries of the Company's obligation to accept in whole each offer to purchase Senior Notes at a price at least equal to 100% of the principal amount thereof that a Placement Agent orally communicates to the Company, not to exceed $50,000,000.00 aggregate principal amount of Senior Notes.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

     Notices to the Placement Agents shall be directed to:

                        Banc of America Securities LLC
                        Bank of America Corporate Center
                        100 North Tryon Street, 8th Floor
                        Charlotte, North Carolina 28255
                        Attention: Transaction Management
                        Facsimile: (704) 388-9939

                        J.P. Morgan Securities Inc.
                        270 Park Avenue
                        New York, New York 10017
                        Attention: Investment Grade Syndicate Desk, 8th Floor
                        Facsimile: (212) 834-6081

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     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,



                                    CARRAMERICA REALTY CORPORATION



                                    By:  /s/ Thomas A. Carr
                                       ----------------------------------
                                       Name:  Thomas A. Carr
                                       Title: CEO


                                    CARRAMERICA REALTY, L.P.

                                    By: CarrAmerica Realty, G.P. Holdings, Inc.,
                                    its General Partner



                                    By:  /s/ Thomas A. Carr
                                       ----------------------------------
                                       Name:  Thomas A. Carr
                                       Title: CEO




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CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC,
as Placement Agent


By:  /s/ Lily Chang
   ---------------------------------
   Name:  Lily Chang
   Title: Principal


J.P. MORGAN SECURITIES INC.,
as Placement Agent


By:  /s/ Maria Sramek
   ---------------------------------
   Name:  Maria Sramek
   Title: Vice President


FLEET SECURITIES, INC.,
as Placement Agent


By:  /s/ John Crees
   ---------------------------------
   Name:  John Crees
   Title: Managing Director


HSBC SECURITIES (USA) INC.,
as Placement Agent


By:  /s/ James Brucia
   ---------------------------------
   Name:  James Brucia
   Title: MD


WACHOVIA SECURITIES, INC.,
as Placement Agent


By:  /s/ Keith J. Mauney
   ---------------------------------
   Name:  Keith J. Mauney
   Title: Managing Director